Exhibit 21

SUBSIDIARY LIST
(as of February 20, 2012)

Company Name	Place of Incorporation

Bayou Coating, L.L.C.1
Bayou Perma-Pipe Canada, Ltd.2
Bayou Wasco Insulation, LLC 3
Bayou Welding Works, L.L.C.
Commercial Coating Services International, LLC
Corrpower International Limited 4
Corrpro Canada Holdings, Inc.
Corrpro Canada, Inc.
Corrpro Companies Europe Ltd.
Corrpro Companies, Inc.
Corrpro Companies International, Inc.
Corrpro Holdings LLC
CRTS, Inc.
Delta Double Jointing, LLC 5
Energy & Mining Holding Company, LLC
Fibrwrap Construction Chile S.A. 6
Fibrwrap Construction Colombia S.A.S. 7
Fibrwrap Construction Latin America S.A.
Fibrwrap Construction Peru S.A.C. 8
Fibrwrap Construction Services, Inc.
Fibrwrap Construction Services Ltd.
Fibrwrap Construction Services USA, Inc.
Fyfe Co. LLC
Fyfe International Holdings B.V.
Fyfe – Latin America S.A.
Fyfe – Latin America S.A. de C.V.
Grupo Meltzer Fibrwrap Costa Rica S.A. 9
Hockway Middle East FZE
INA Acquisition Corp.
Infrastructure Group Holdings, LLC
Insitu Envirotech (S.E. Asia) Pte. Ltd.
Insituform Asia Limited
Insituform Belgium N.V.
Insituform CV
Insituform Cyprus Limited
Insituform Environmental Techniques Ltd. 10
Insituform Europe SAS
Insituform Holdings BV
Insituform Holdings (UK) Limited
Insituform Hong Kong Limited
Insituform-Hulin Rohrsanierungstechniken S.R.O. 11
Insituform Hulin Kft.  12
Insituform Limited Partnership
Insituform Linings Asia Sdn Bhd
Insituform Linings Limited
Insituform Pacific Pty Limited
Insituform Pipeline Rehabilitation Private Limited 13
Insituform Rioolrenovatietechnieken B.V.
Insituform Rohrsanierungstechniken GmbH 14

Louisiana
Alberta, Canada
Delaware
Louisiana
Texas
Saudi Arabia
Delaware
Alberta, Canada
United Kingdom
Ohio
Nevada
Delaware
Oklahoma
Delaware
Delaware
Republic of Chile
Republic of Columbia
Republic of Panama
Republic of Peru
Delaware
British Columbia, Canada
Delaware
Delaware
The Netherlands
Republic of Panama
Republic of El Salvador
Republic of Costa Rica
United Arab Emirates
Delaware
Delaware
Singapore
Hong Kong
Belgium
The Netherlands
Cyprus
Northern Ireland
France
The Netherlands
United Kingdom
Hong Kong
Slovakia
Hungary
New Brunswick, Canada
Malaysia
United Kingdom
Australia
India
The Netherlands
Germany

Insituform Singapore Pte. Ltd.
Insituform sp. z o.o.
Insituform SPML JV 15
Insituform Technologies CV
Insituform Technologies Ibérica S.A.
Insituform Technologies Limited
Insituform Technologies Limited
Insituform Technologies, LLC
Insituform Technologies Netherlands BV
Insituform Technologies USA, LLC
ITI International Services Canada Ltd.
ITI International Services, Inc.
KA-TE Insituform AG
Mississippi Textiles Corporation
Ocean City Research Corporation
Specialized Fabrics, LLC
The Bayou Companies, LLC
Trubice Technike s.r.o. 16
United Pipeline de Mexico S.A. de C.V. 17
United Pipeline Middle East, Inc.
United Pipeline Systems, Inc.
United Pipeline Systems International, Inc.
United Pipelines Inversiones Limitada
United Pipelines SRL
United Sistemas de Revestimento em Tubulações Ltda.
United Sistema de Tuberias Limitada
UPS-Aptec Limited 18
Video Injection – Insituform SAS
WCU Corrosion Technologies Pte. Ltd. 19
Wilson Walton Anti Corrosivos Ltd.
Wilson Walton Group Ltd.
Singapore
Poland
India
The Netherlands
Spain
Alberta, Canada
United Kingdom
Delaware
The Netherlands
Delaware
Alberta, Canada
Delaware
Switzerland
Mississippi
New Jersey
Washington
Delaware
Czech Republic
Mexico
Delaware
Nevada
Delaware
Chile
Argentina
Brazil
Chile
United Kingdom
France
Singapore
Portugal
United Kingdom

1	The Bayou Companies, LLC holds a 49% interest in Bayou Coating L.L.C. The Bayou Companies, LLC holds a 59% interest in Delta Double Jointing, LLC and Bayou Coating L.L.C. holds the other 41% interest.
2	Insituform Technologies Limited (Alberta, Canada) holds a 51% interest.
3	Energy & Mining Holding Company, LLC holds a 51% interest.
4	Corrpro Canada, Inc. holds a 70% interest.
5	See Note 1.
6	Fibrwrap Construction Latin America S.A. holds a 55% interest.
7	Fibrwrap Construction Latin America S.A. holds a 51% interest.
8	Fibrwrap Construction Latin America S.A. holds a 51% interest.
9	Fibrwrap Construction Latin America S.A. holds a 51% interest.
10	Insituform Technologies Limited (UK) holds a 50% interest.
11
Insituform Technologies Limited (UK) holds a 50% interest in Insituform Rohrsanierungstechniken GmbH.  Insituform Rohrsanierungstechniken GmbH holds a 51% interest in Instuform-Hulin Rohrsanierungstechniken S.R.O. (Slovakia).  Insituform-Hulin Rohrsanierungstechniken S.R.O. holds a 100% interest in Insituform Hulin Kft. (Hungary) and Trubice Technike s.r.o (f/k/a Insituform s.r.o.) (Czech Republic).

12	See Note 11.
13	Insituform Technologies Netherlands BV holds a 50.5% interest.
14	See Note 11.
15	Insituform Technologies, LLC holds a 50% interest.
16	See Note 11.
17	INA Acquisition Corp. holds a 55% interest.
18	United Pipeline Systems International, Inc. holds a 51 interest.
19	Insituform Technologies Netherlands BV holds a 49% interest.